Sitoa Global Inc. Names New President and CEO, Mr. Cal Lai, Founder of Sitoa Corp.

Sitoa Global Inc. (d/b/a Sinobiomed, Inc.) (OTCQB:STOA) an e-commerce facilitator, today announced that Mr. Cal Lai will join Sitoa Global as the Company's new President and Chief Executive Officer, effective immediately. Mr. Lai is a serial entrepreneur with more than 30 years of industry experience building and operating successful marketing, advertising and e-commerce companies.

Mr. Lai founded Sitoa Corporation in 2001 and has served as President and CEO of that company since its founding. While at Sitoa Corp., he built the company and oversaw its growth from the nascent concept stage to operations worth $27M USD in sales in three years. Sitoa Corp.'s retail partners included Amazon, Ebay, HomeDepot.com, Overstock.com, Sears.com, HSN.com and many other top tier online retailers. Importantly, Sitoa Global announced yesterday it signed a licensing agreement with Sitoa Corporation, giving Sitoa Global the rights to deploy, utilize and market Sitoa Corp.'s network and platform software technology to retailers around the world. Sitoa Global will use the license to build and manage leading online marketplaces that effectively join consumer communities with online retailers that cater to their interests and product demands.

"I am extremely excited to continue my work with Sitoa Global. E-commerce is changing very quickly due to its growing integration with social media. This is the market Sitoa Global plans to address moving forward," said Cal Lai, President and CEO of Sitoa Global. He continued, "With over 10 years of proprietary technology know-how integrated into our platform, Sitoa Global is very well poised to take our offering global as the worlds of e-commerce and social media integrate."

Mr. Lai was an early e-commerce pioneer. Prior to Sitoa Corp., he was President and CEO of Recom Technologies, Inc., a federal government internet software contractor, and was with LVL Communications, the second largest marketing, advertising and web services company in the 1990's. While at LVL Communications, his team built www.Egghead.com, an online storefront that many considered the first major e-commerce site for a brick and mortar retailer. Egghead.com was an overnight success and, in the late 1990's, Egghead focused its business almost exclusively on online operations. Mr. Lai holds a BA degree in English from Stanford University.

ABOUT SITOA GLOBAL INC.

Sitoa Global Inc. is an e-commerce facilitator that seeks to enable the next big thing in e-commerce by building and managing leading online marketplaces that integrate online retailers with targeted customers groups interested in their product offerings. The Company's efforts target the growth of e-commerce, media and social networking.  Sitoa Global's goal is to provide infrastructure that builds online "e-malls" for retailers designed to attract focused customer communities as part of a social marketplace that expands retail sales channels without the risks of focus dilution and increased capital and operating costs. As part of its revenue model, Sitoa shares in revenues generated by the marketplace sites in addition to charging one-time integration and hosting fees.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the impact of the Licensing Agreement on the Company's business and operations; the ability of the Company to successfully provide the integration and hosting services for online market sites, and share in the revenues generated by such sites; the business strategy, plans, and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

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CONTACT: Christian Kirsebom
Tel (925) 927-6666